UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2026 (January 6, 2026)

Belpointe PREP, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-40911	84-4412083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Glenville Road Greenwich, Connecticut		06831
(Address or principal executive offices)		(Zip Code)

(203) 883-1944

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which registered
Class A units	OZ	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 6, 2026 (the “Effective Date”), Belpointe PREP, LLC (the “Company”), 100 Tokeneke Partners, LLC, a Delaware limited liability company and indirect minority-owned subsidiary of the Company (“Tokeneke Partners”), and Daniel Suozzi (the “Suozzi”) entered into a Letter Agreement (the “Letter Agreement”) in connection with a transaction in which Suozzi contributed his indirect ownership interest in certain real property located at 100 Tokeneke Road, Darien, Connecticut, to Tokeneke Partners in exchange for 243,000 units in Tokeneke Partners designated as “Class B” units (the “Tokeneke Units”).

Pursuant to the terms of the Letter Agreement, Suozzi has the right during the period beginning on the Effective Date and ending on May 31, 2027, subject to adjustment (the “Put Period”), to cause the Company, or its designated affiliate, to purchase all or any portion of the Tokeneke Units in one or more transactions by delivering the Company an irrevocable written notice of the number of Tokeneke Units to be acquired (the “Put Notice”). The purchase price shall be equal to $14.50 per Tokeneke Unit (the “Tokeneke Unit Price”), which shall be paid in the Company’s Class A units (the “Class A Units”) issued at a price per Class A Unit equal to the average of the high and low sale price of the Class A Units on the NYSE American (or such other national securities exchange or inter-dealer quotation system on which the Company’s Class A Units are then listed or quoted) during regular trading hours (the “Market Price”) on the last trading day immediately prior to the date of the applicable Put Notice. If Tokeneke Partners does not consummate the initial closing of its first equity financing (the “Initial Closing”) prior to termination of the Put Period, then the Letter Agreement provides that Put Period shall be automatically revived for a single 30-day period beginning on the date of the Initial Closing.

The Letter Agreement also provides Tokeneke Manager, LLC, a Connecticut limited liability company and manager of Tokeneke Partners (the “Tokeneke Manager”), with the right, during the period beginning on June 1, 2027 and ending on December 31, 2027, subject to adjustment (the “Call Period”), to cause Suozzi to sell to the Company all or any portion of the Tokeneke Units in one or more transactions by delivering Suozzi an irrevocable written notice of the number of Tokeneke Units to be acquired (the “Call Notice”). The purchase price shall be equal to the Tokeneke Unit Price and shall be paid in Class A Units issued at the Market Price on the last trading day immediately prior to the date of the applicable Call Notice. If Tokeneke Partners does not consummate an Initial Closing prior to the termination of the Call Period, then the Letter Agreement provides that Call Period shall be automatically revived for a single 30-day period beginning on the date of the Initial Closing

In addition, the Letter Agreement provides that the Company will register the Class A Units issuable to Suozzi in connection with the Put Option and Call Option on a resale registration statement (the “Resale Registration Statement”) as soon as practicable following the Effective Date and use commercially reasonable efforts to continuously maintain the registration statement until Suozzi may immediately sell all of the Tokeneke Units issuable under Rule 144 without any limitation or 30 months from the initial effective date of the Resale Registration Statement.

Item 9.01 Exhibits

Exhibit Number	Description
10.1	Letter Agreement, dated January 6, 2026.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2026

BELPOINTE PREP, LLC

By:	/s/ Brandon E. Lacoff
Brandon E. Lacoff
Chairman of the Board and Chief Executive Officer